Exhibit 10.9

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                                 (MICHAEL SASO)

                  This Amended and Restated Employment Agreement ("Agreement") dated as of the _______ day of _________, 1996 (the "Execution Date"), but effective as of June 1, 1996 (the "Effective Date"), is by and among AVIATION SALES OPERATING COMPANY, a Delaware corporation ("Employer"), MICHAEL SASO, an individual residing in Los Angeles County, California ("Employee"), and AVIATION SALES COMPANY, a Delaware corporation ("ASC").

                              W I T N E S S E T H:

                  WHEREAS, Employee has been employed by Aviation Sales Management Company, a Delaware corporation ("ASMC") since December 4, 1994, pursuant to the terms and conditions of that certain Employment Agreement between and among Employee, ASMC and ASC Acquisition Partners, L.P., a Delaware limited partnership (the "Partnership") (the "Original Employment Agreement");

                  WHEREAS, as of June 1, 1996, Employee, ASMC and the Partnership entered into an Amended and Restated Employment Agreement for the purpose of amending and restating the Original Employment Agreement (the "Amended Employment Agreement");

                  WHEREAS, on even date herewith, Employer has acquired the assets and liabilities of the Partnership and ASMC;

                  WHEREAS, Employer and Employee desire to amend the Amended Employment Agreement and restate the Amended Employment Agreement in its entirety in the manner set forth below; and

                  WHEREAS, ASC desires to guarantee Employer's performance of this Agreement as an inducement to Employee to execute this Amended and Restated Employment Agreement on the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties covenant and agree as follows:

                  1. EMPLOYMENT. Employer hereby employs Employee and Employee hereby accepts employment with Employer on the terms and conditions set forth in this Agreement.

                  2. TERM OF EMPLOYMENT. The term of Employee's employment hereunder (the "Term") shall commence as of the Effective Date and shall continue (subject to termination by either Employer or Employee as hereinafter provided) for an initial term (the "Initial Term") expiring on the

May 31, 2001 (the "Expiration Date"). The Expiration Date shall be auto-matically extended, unless terminated by Employer or Employee for successive one
(1) year periods following the expiration of the Initial Term. If Employer desires to terminate Employee's employment under this Agreement at the end of the Initial Term or at the end of any succeeding one year term, Employer shall give written notice of such desire to Employee at least six (6) months prior to the expiration of the Initial Term or any succeeding one year term. If Employee desires to terminate Employee's employment under this Agreement at the end of the Initial Term or at the end of any succeeding one year term, Employee shall give written notice of such desire to Employer at least three (3) months prior to the expiration of the Initial Term or any succeeding one year term. At the expiration of the then existing term, Employer shall have no further obligation to Employee except as set forth in paragraph 6(c), and Employee shall have no further obligation to Employer except as set forth in Section 7.

                  3. COMPENSATION AND OTHER BENEFITS.

                     (a) As compensation for all services rendered by Employee in performance of his duties or obligations under this Agreement, Employer shall pay Employee an annual base salary of ONE HUNDRED EIGHTY-FIVE THOUSAND AND NO/100 DOLLARS ($185,000.00) (the "Base Salary"), payable in equal semi-monthly installments or in the manner and on the timetable which Employer's payroll is customarily handled or at such intervals as Employer and Employee may hereafter agree to from time to time. Employer and Employee agree that the Base Salary shall be adjusted annually on March 1 of each year, commencing March 1, 1997, to reflect the increase, if any, in the cost of living. The adjustment shall be made by adding to such Base Salary an amount obtained by multiplying the Base Salary by the percentage by which the level of the Consumer Price Index for the Los Angeles, California Metropolitan Area as reported on the last day of the preceding calendar year by the Bureau of Labor Statistics of the United States Department of Labor, has increased over its level as of the Effective Date of this Agreement. Following the end of each calendar year during the Term, and within thirty (30) days after the release by the Bureau of Labor Statistics of the figures for the preceding year, Employer shall pay to Employee the amount of additional compensation to which he is entitled on account of the cost-of-living adjustment made to the Employee's salary. In no event shall the Base Salary ever be decreased as a result of a decrease in the cost-of-living.

                     (b) In addition to receiving the Base Salary provided for in Section 3(a), Employee shall be entitled during the Term, upon satisfaction of all eligibility requirements, if any, to participate in all health, dental, disability, life insurance and other benefit programs now or hereafter established by Employer which cover substantially all other of Employer's employees and shall receive such other benefits as may be approved from time to time by Employer.

                     (c) Employee shall be entitled to receive three (3) weeks of paid vacation for each year during the Term and shall be entitled to receive paid holidays as enjoyed by all other employees of Employer.

                     (d) Employee shall be entitled to receive an automobile allowance of $500.00 per month, payable on the first day of each month during the Term. Employee shall be responsible for paying all cost related to his vehicle, including maintenance and repairs, insurance and fuel.

                  4. DUTIES. Employee is employed to act as Senior Vice President-Purchasing and in such other office or position as shall be assigned to him from time to time by Employer, and to perform such duties as are commensurate with his position with Employer. Employee agrees that he shall be a full-time employee of Employer, shall use his best efforts to perform the duties of his position in an efficient and competent manner and shall use his best efforts to promote the interests of Employer, ASC and any affiliated companies. Employee further agrees that he shall refer to Employer all opportunities in the aerospace industry related to parts purchasing, parts leasing, parts financing, parts repair, parts distribution, parts manufacturing, aircraft purchasing, aircraft leasing and aircraft financing to which he might become exposed in carrying out his duties and responsibilities hereunder.

                  5. PARTICIPATION IN ASC'S EBITDA INCENTIVE COMPENSATION PLAN. As an additional inducement to Employee to accept employment upon the terms set forth herein and in consideration of his execution of this Agreement, Employee shall be entitled to participate in ASC's EBITDA Incentive Compensation Plan, as described in that certain document entitled "AVIATION SALES COMPANY EBITDA INCENTIVE COMPENSATION PLAN", as amended from time to time, whereby Employee shall have the opportunity to earn an incentive bonus of 20%-50% of his Base Salary.

                  6. TERMINATION OF EMPLOYMENT.

                     (a) Employee's employment pursuant hereto shall terminate in the event of the death of Employee.

                     (b) Employer may terminate Employee's employment under this Agreement for cause without any prior notice, upon the occurrence of any of the following events:

                         (1) any embezzlement or wrongful diversion of funds of
                  Employer or any affiliate of Employer by Employee;

                         (2) gross malfeasance by Employee in the conduct of his
                  duties;

                         (3) material breach of Section 7 of this Agreement;

                         (4) the failure by Employee on account of a medical
                  disability to substantially perform his duties of employment and achieve expected customary results for a period of one hundred eighty (180) days and the finding by Employer, in the exercise of its reasonable discretion, that Employee will not be able to substantially perform his duties for at least a period of an additional one hundred eighty (180) days during the term of this Agreement; or

                         (5) gross neglect by Employee in carrying out his
                  duties.

                     (c) If Employee's employment is terminated for any of the reasons specified in Section 6(a) or (b) or if Employee should voluntarily terminate his employment, Employer shall no longer be obligated to make the payments specified under Section 3 or to pay to Employee any other compensation or benefits whatsoever, except as may otherwise be provided under ASC's EBITDA Incentive Compensation Plan. Notwithstanding the foregoing, if for any reason Employee's employment is terminated hereunder, any salary payable under Section 3(a) which shall have been earned but not yet paid shall be paid by Employer to Employee or his estate, as the case may be.

                     (d) Employee shall have the right to terminate his employment hereunder upon ninety (90) days' notice to Employer after the occurrence of any of the following events:

                         (1) any change in the ownership of the stock of
                  Employer or the stock of ASC, if as a result of such change of ownership (A) Robert Alpert and/or one or more of his affiliated persons and entities (the "Alpert Group"), or J/T Aviation Partners and/or one or more of its affiliated persons and entities (the "J/T Aviation Group") acquires in excess of 40% of the stock of Employer or ASC, or (B) any shareholder of ASC or Employer other than the Alpert Group or the J/T Aviation Group acquires in excess of 20% of the stock of ASC or Employer;

                         (2) a sale of all or substantially all of the assets of
                  ASC to a third party for which Employee does not continue in employment; or

                         (3) a merger or consolidation of ASC with an entity for
                  which Employee does not continue in employment.

         If this Agreement is terminated by Employee under this Section 6(d), Employee shall be entitled to receive a lump sum cash payment equal to one years' Base Salary as a termination fee, payable upon termination. The foregoing provisions of this Section 6(d) shall NOT apply if the change of ownership that would otherwise trigger Employee's termination right is caused by the registration by Employer, ASC or their successors, of any class of equity securities pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or the merger of Employer, ASC or their successor into a public shell.

                  7. DISCLOSURE OF CONFIDENTIAL INFORMATION; NONCOMPETE.

                     (a) During the Term and at all times thereafter, Employee shall use his best efforts and shall take all reasonable precautions to prevent the disclosure, except to the extent required in the performance of his duties or obligations to Employer hereunder or by express prior written consent of a duly authorized officer or director of Employer (other than Employee), of trade secrets, secret methods or "Confidential Information" of Employer and ASC. As used herein, the term "Confidential Information" means any and all information relating directly or indirectly to Employer or ASC that is not generally ascertainable from public or published information or trade sources and that represents proprietary information to Employer or ASC, excluding, however, (i) Employee's business contacts, (ii) information already known to Employee prior to Employee's employment with Employer or Aviation Sales Company, and (iii) information required to be divulged in any legal or administrative proceeding in which Employee is involved.

                  Employer agrees that during the term of this Agreement, Employee will be granted access to Employer's and ASC's Confidential Information, including specifically without limitation customer lists, pricing lists, existing customer contracts and customer correspondence, to the extent access to such Confidential Information is reasonably necessary to the performance of Employee's duties under this Agreement.

                  (b) In consideration of his employment by Employer, Employee will not, at any time during the Term of this Agreement or at any time for one
(1) year subsequent to any termination of Employee's employment pursuant to the provisions of Section 6(b) or the voluntary termination of employment by Employee, directly or indirectly, engage in any business or transaction for his own account or on behalf of any direct competitors of Employer or ASC engaged in the re-marketing, brokerage or distribution of aircraft and aircraft engine spare parts (whether as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity), without the prior written consent of Employer and ASC, which consent may be withheld by Employer or ASC in their sole and absolute discretion.

                  (c) If Employee violates any covenant contained in this
Section 7 and Employer brings legal action for injunctive or other relief, Employer shall not, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full period of any such covenant. Accordingly, in the event Employer brings legal action for injunctive or other relief as described above, the covenants of Employee contained in this Section 7 shall be deemed to have durations as specified above, which periods shall commence upon the later of (i) the date of the termination of Employee's employment pursuant to this Agreement, or (ii) the date of entry by a court of competent jurisdiction of a final judgment enforcing the covenants of Employee in this
Section 7.

                  (d) Employee acknowledges that this Section 7 constitutes independent covenants and shall be operative regardless of the reasons for termination of his employment and shall not be affected by performance or non-performance of any provision of this Agreement by Employer.

                  (e) It is agreed between the parties hereto that Employer would be irreparably damaged by reason of any violation of the provisions of
Section 7 and that any remedy at law for a breach of such provisions would be inadequate. Therefore, in addition to other remedies or relief that may be available at law to Employer, Employer shall be entitled to seek and obtain injunctive or other equitable relief (including, but not limited to, a temporary restraining order, a temporary injunction or a permanent injunction) against Employee, his agents, assigns, or successors for a breach or threatened breach of such provisions and without the necessity of proving actual monetary loss.

                  8. ARBITRATION. The parties agree that all disputes or questions arising in connection with this Agreement, the termination of Employee's employment hereunder, and/or ASC's EBITDA Incentive Compensation Plan shall be settled by a single arbitration pursuant to the rules of the American Arbitration Association in the City of Miami, Florida, and the award of the arbitrators shall be final, conclusive and enforceable in a court of competent jurisdiction; provided, however, notwithstanding the foregoing, in no event shall any dispute, claim or disagreement arising under Section 7 of this Agreement that requires injunctive or other equitable relief be required to be submitted to arbitration pursuant to this provision or otherwise.

                  9. GUARANTEE. By execution of a copy of this Agreement, ASC hereby unconditionally guarantees the prompt payment and performance by Employer of Employer's obligations to Employee hereunder. ASC acknowledges that it has received good and valuable independent consideration for the guarantee provided hereunder.

                  10. NOTICES. Any notice, request, reply, instruction, or other communication provided or permitted in this Agreement must be given in writing and may be served by depositing same in the United States mail in certified or registered form, postage prepaid, return receipt requested.

        If to Employer, at:                 Aviation Sales Management Company
                                            6905 N.W. 25th Street
                                            Miami, Florida 33122-1898
                                            Attention: President

        or, if to Employee, at:             Mr. Michael Saso
                                            11812 Poema Place
                                            Chatsworth, California 91311

        or, if to ASC, at:                  6905 N.W. 25th Street
                                            Miami, Florida 33122-1898
                                            Attention: President

        with a copy in
        all instances to:                   Boyar, Simon & Miller
                                            4265 San Felipe, Suite 1200
                                            Houston, Texas 77027
                                            Attention: J. William Boyar, Esq.

or to such other address as may be specified in a notice given in accordance with this paragraph. Unless actual receipt is required by any provision of this Agreement, notice deposited in the United States mail in the manner herein prescribed shall be effective three (3) business days after deposit.

                  11. SEVERABILITY. If any provision of this Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, Employer and Employee shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all the remaining provisions of this Agreement shall remain in full force and effect.

                  12. ASSIGNMENT. This Agreement may not be assigned by any party without the prior written consent of the other parties.

                  13. BINDING AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective legal representatives, heirs, successors and permitted assigns.

                  14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

                  15. ATTORNEYS FEES. In the event of any dispute between the parties regarding this Agreement, the prevailing party shall be entitled to be reimbursed for its attorneys fees by the non-prevailing party.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                  EMPLOYER:                    AVIATION SALES OPERATING COMPANY,
                                               a Delaware corporation

                                               By: /s/ DALE S. BAKER
                                                  ------------------------------
                                                       Dale S. Baker, President

                  EMPLOYEE:                    /s/ MICHAEL SASO
                                               ---------------------------------
                                                   MICHAEL SASO

                  ASC:                         AVIATION SALES COMPANY, a
                                               Delaware corporation

                                               By: /s/ DALE S. BAKER
                                                  ------------------------------
                                                       Dale S. Baker, President

           Signature Page to Amended and Restated Employment Agreement
                                 (Michael Saso)